As filed with the Securities and Exchange Commission on March 25, 2011

Registration No. 333-88648
Registration No. 333-114754
Registration No. 333-143378

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1725 Gillespie Way El Cajon, California 92020 (Address of Principal Executive Offices including Zip Code)	33-0530289 (I.R.S. Employer Identification No.)

Innovative Medical Services 2002 Employee Incentive Stock Option Plan
PURE Bioscience 2004 Consultant and Advisors Stock Option Plan
PURE Bioscience 2007 Equity Incentive Plan
(Full title of the plans)
______________________

Michael L. Krall
President and Chief Executive Officer
1725 Gillespie Way
El Cajon, California 92020
(619) 596-8600
 (Name, address and telephone number, including area code, of agent for service)

Copy to:

Dennis Brovarone 18 Mountain Laurel Drive Littleton, Colorado 80127 (303) 466-4092

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
_______________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
See Below (1)	NA	NA	NA	NA
(1)
No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements on Form S-8 (File Nos. 333-88648, 333-114754 and 333-143378).  Therefore, no further registration fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statements Nos. 333-88648, 333-114754 and 333-143378 (the “Registration Statements”), is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), by Pure Bioscience, Inc., a Delaware corporation (the “Company”), a successor issuer to Pure Bioscience, a California corporation (“Pure California”), as a result of Pure California’s reincorporation from California to Delaware (the “Reincorporation”).  Except as modified by this Amendment, the Company expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The information contained in this Amendment sets forth the additional information necessary to reflect any material changes made in connection with or resulting from the Reincorporation or necessary to keep the Registration Statements from being misleading in any material respect.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company or Pure California with the Commission are incorporated by reference into this Registration Statement:

1.	Pure California’s Annual Report on Form 10-K for the year ended July 31, 2010, as filed on October 28, 2010.

2.	Pure California’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2010, as filed on December 15, 2010.

3.	Pure California’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2010, as filed on March 17, 2010.

4.
Pure California’s Current Reports on Form 8-K filed on October 26, 2010, January 24, 2011, February 11, 2011, March 1, 2011, March 11, 2011 and March 15, 2011 and the Company’s Current Report on Form 8-K filed on March 25, 2011.

5.	The description of the Company’s Common Stock contained in the Company’s Current Report on Form 8-K filed on March 25, 2011.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents (other than current reports furnished pursuant to Form 8-K).

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company’s certificate of incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (“DGCL”), the Company’s directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company.  Under the DGCL, the directors have a fiduciary duty to the Company, which is not eliminated by these provisions of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available.  This provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.  The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.  The Company’s bylaws provide that it shall indemnify, to the fullest extent permitted by the DGCL and applicable law, as may be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of the Company’s directors, officers, employees or agents or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification payments made to such person by the Company) reasonably incurred or suffered by such person.

The Company has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description of Document
3.1(1)	Certificate of Incorporation of Pure Bioscience, Inc.
3.2(1)	Bylaws of Pure Bioscience, Inc.
5.1*	Opinion of Dennis Brovarone
23.1*	Consent of Mayer Hoffman McCann P.C.
23.2*	Consent of Dennis Brovarone (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Current Report on Form 8-K as filed with the Commission on March 25, 2011.
*	Filed herewith.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision and arrangement that exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Cajon, State of California, on March 25, 2011.

PURE BIOSCIENCE, INC.

By:	/s/ Michael L. Krall
Michael L. Krall President, Chairman, Chief Executive Officer (Principal Executive Officer)

By:	/s/ Andrew J. Buckland
Andrew J. Buckland Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint each of Michael L. Krall and Andrew J. Buckland, or their respective substitute or substitutes, as his or her true and lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Gregory Barnhill	Director	March 25, 2011
Gregory Barnhill

/s/ Dennis Brovarone	Director	March 25, 2011
Dennis Brovarone

/s/ Andrew J. Buckland	Chief Financial Officer	March 25, 2011
Andrew J. Buckland	(Principal Financial Officer and Principal Accounting Officer)

/s/ John J. Carbone, M.D.	Director	March 25, 2011
John J. Carbone, M.D.

/s/ Michael L. Krall	President, Chairman, Director and Chief Executive Officer	March 25, 2011
Michael L. Krall	(Principal Executive Officer)

/s/ Paul V. Maier	Director	March 25, 2011
Paul V. Maier

/s/ Donna Singer	Executive Vice President and Director	March 25, 2011
Donna Singer

INDEX TO EXHIBITS

Exhibit No.	Description of Document
3.1(1)	Certificate of Incorporation of Pure Bioscience, Inc.
3.2(1)	Bylaws of Pure Bioscience, Inc.
5.1*	Opinion of Dennis Brovarone
23.1*	Consent of Mayer Hoffman McCann P.C.
23.2*	Consent of Dennis Brovarone (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Current Report on Form 8-K as filed with the Commission on March 25, 2011.
*         Filed herewith.